EastBridge
Investment Group

LISTING AGREEMENT

March 20, 2011

Party A: Dwarf Technology Holdings, Inc., an Arizona Corporation

Party B: EastBridge Investment Group Corp., an Arizona Corporation

Party C: Ye Xizhen, an individual resident of the People's Republic of China

Article 1 – Listing Service

Party B agrees to assist Party A to become a public filer under the rules of the US Securities and Exchange Commission. This will include arranging for the stock of Party A to be listed on the OTCBB stock market; thereafter, in a few months or a year, when Party A's net income exceeds RMB 25 million, Party B shall assist Party A in arranging for its stock to be listed on NASDAQ or New York Stock Exchange or AMEX stock market.

Article 2 – Authority and Preconditions

1. Party B's authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall have the right to decide how to list on a U.S. market for Party A, in any legal manner conforming to U.S. laws and relevant regulations thereof.
   Before Party B starts the listing services, Party A must meet the following prerequisites:
   a Party A shall cause Hangzhou Dwarf Technology Ltd. (China Dwarf) to provide financial reports of 2008, 2009 and 2010 that are prepared by a Certified Public Accountant
   b Party A shall cause China Dwarf to provide quarterly financial reports by a Certified Public Accountant every quarter starting from this quarter (fourth quarter financial report will be the annual financial report).

Article 3 – Terms and Conditions

Party B shall assist Party A to go public in nine months upon Party A's fulfillment of the following and its successful completion of an SEC audit and reporting.

1. Successful completion of an SEC audit of its 2009 and 2010 financials in accordance with the US GAAS (Generally Accepted Auditing Standards) and GAAP (Generally Accepted Accounting Principles). Party A guarantees the net income of 2009 and 2010 according to the SEC audit will not be less than (   ) and (   ), respectively. However, a margin of 20% is allowed.
2. China Dwarf is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A.
3. China Dwarf shall complete a business plan in both Chinese and English within 60 days upon the signing of this agreement.
4. China Dwarf shall complete a web site for listing purposes within 30 days upon the signing of this agreement.

Article 4 – Party A's and China Dwarf's Protection of Party B's Interest

1. Party B agrees to bear the following expenses for the listing of Dwarf:
   a. Legal consulting expenses;
   b. Consulting expenses for the share structure planning of the holding company;
   c. Expenses to conduct a SEC audit for the fiscal year 2009 and 2010;
   d. SEC corporate finance pre-audit consultancy fee;
   e. SEC related application fees, road show (Party A shall bear its own traveling expenses) and investor relations fee;
   f. Consulting expenses for business lan and company web site for investors;
   g. Consulting expenses for share equity planning
   h. Registration expenses for the initial SEC clearance and stock certificate printing;
   i. Misc. market maker fees, and issuance of stock;
   j. Consulting fees for acquisitions, share capital and stock loans.

Article 5 – U.S., People's Republic of China and Hong Kong Laws

Party A, Party B and Party C agree to abide by the laws of the United States of America (U.S.A.), People's Republic of China and Hong Kong.

Article 6 – Listing Fees and Manner of Payment

Party A agrees to issue 3,000,000 shares of its common stock to Party B and 3,000,000 shares of its common stock to Party C.

The listing fee totals RMB 2 million in cash payment. Party C agrees to pay to Party B RMB 500,000 as the first part of the listing fee, as follows: RMB 200,000 will be paid upon the signing of this agreement; RMB 200,000 will be paid when the audit begins; and RMB 100,000 will be paid when the audit has been completed and submitted to the SEC.

The remaining RMB 1.5 million will be paid from the capital raise. The RMB will be converted to US dollars and wired to EastBridge's bank account in the U.S.

Article 7 – Stock Transfer

Party A, Party B and Party C agree that Party B shall be allowed to transfer, at its discretion, or sell to any third party its shares of Party A held by Party B in any manner it chooses after the listing of Party A has been obtained from the SEC.

Article 8 – Treatment of Cash Fee and Stock Equity for Failure of Listing

When this agreement becomes effective:

1. If Dwarf fails to start or complete the audit or complete the listing process, and either of those failures is caused by Party A or by China Dwarf, Party A agrees that the cash payment paid to Party B is considered earned and not refundable.
2. If Party A fails to be listed on the main board, and that failure is caused by Party B, Party B agrees to refund its cash payment to Party A within 3 days after Party B receives a written notification.
3. If for any reason or for no reason, China Dwarf fails to be listed, Party A agrees not to list, and will cause China Dwarf not to be so listed, in any manner its shares in any stock market of the world within a year after the termination of this agreement. Otherwise, Party A has to compensate Party B, or will cause Dwarf to so compensate, Party B for the loss.
4. Party A agrees to provide advance notice of no less than 30 days to Party B to stop the listing effort.

Article 9 – Consent to Invitation

Prior to the listing, in order for Party B to make efficient introductions of China Dwarf to the U.S. investors and the stock market, Party A agrees and will cause China Dwarf to update Party B in a timely manner of its new business developments in order for Party B to understand more of Party A's and China Dwarf's business operation.

Article 10 – Confidentiality

Party A, Party B and Party C shall be liable for actively maintaining the confidentiality of the business secret of the other party including the terms of this agreement.

Article 11 – Applicable Law

Execution and interpretation o this Contract shall be governed by the laws of the People's Republic of China and Hong Kong.

Article 12 – Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days of the date of the occurrence of the dispute or difference, either party may submit the dispute to Hong Kong International Arbitration Center for arbitration in accordance the then applicable arbitration rules. The arbitration award shall be final and binding on both parties.

Article 13 – Entire Agreement

This Agreement shall be the final and complete contract between the parties, and shall supersede all previous agreements between the parties, oral or written.

Article 14 – Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 15- Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by all parties. The parties may modify or supplement this agreement in writing, and written modification of supplementation to this agreement signed by the parties shall be an integral part hereof, and shall have the same legal effect as this contract.

Article 16-Duplicates

This agreement shall be served in four copies, with each party holding two, each with the same legal effect.

Party A (signature):

Authorized representative name,

Zhang Maihfu 张绵富
Title: Chairman

Party B (signature):

K. Wong

Authorized representative name,

Keith Wong
Title: Chairman

Party C (signature):

Mr. Ye Xizhen